Exhibit 28(e)(iv)

THIRD AMENDMENT TO

UNDERWRITING AGREEMENT

This Third Amendment (the “Amendment”) to the Underwriting Agreement (the “Agreement”) dated as of April 1, 2012, by and between FundVantage Trust, a Delaware statutory trust (the “Trust”) and Foreside Funds Distributors LLC, a Delaware limited liability company (“Foreside”) is entered into as of August 27, 2012 (the “Effective Date”).

WHEREAS, the Trust and Foreside desire to amend Exhibit A of the Agreement to add the Gotham Enhanced Return Fund; and

WHEREAS, Section 14 of the Agreement requires all amendments to be in writing and signed by the parties;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.                                      Exhibit A to the Agreement is hereby amended and restated as provided on Appendix A attached hereto.

3.                                      All other terms, conditions, provisions and sections of the Agreement remain in effect and are hereby incorporated herein by reference.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

FUNDVANTAGE TRUST		FORESIDE FUNDS DISTRIBUTORS LLC

By:	/s/ Joel Weiss	By:	/s/Mark. A Fairbanks
Name: Joel Weiss		Name: Mark A. Fairbanks
Title: President		Title: President

APPENDIX A

EXHIBIT A

Boston Advisors Broad Allocation Strategy Fund

Compak Dynamic Asset Allocation Fund

Cutwater High Yield Fund

Cutwater Investment Grade Bond Fund

Cutwater Multi-Sector Inflation Protection Fund

Cutwater Municipal Bond Inflation Protection Fund

DuPont Capital Emerging Markets Debt Fund

DuPont Capital Emerging Markets Fund

EIC Value Fund

Estabrook Investment Grade Fixed Income Fund

Estabrook Value Fund

Formula Investing International Value Select Fund

Formula Investing International Value 400 Fund

Formula Investing U.S. Value 1000 Fund

Formula Investing U.S. Value Select Fund

Gotham Absolute Return Fund

Heitman REIT Fund

Lateef Fund

Origin International Equity Fund

Pacific Capital Tax-Free Securities Fund

Pacific Capital Tax-Free Short Intermediate Securities Fund

Pemberwick Fund

Polen Growth Fund

Private Capital Management Value Fund

Timberline Small Cap Growth Fund

WHV Emerging Markets Equity Fund

WHV International Equity Fund